UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2006

STRATOS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.02. Termination of a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.
     On October 17, 2006, Stratos was informed that the residential developer that entered into an agreement on September 6, 2006 to purchase Stratos’ Chicago corporate and manufacturing facilities was terminating plans to purchase the real estate and to develop the real estate and adjacent properties for residential use. Under the terms of the original agreement between the developer and Stratos, Stratos would have sold its Chicago real estate for approximately $9.9 million ($7.4 million in cash and $2.5 million in a three year note), subject to a reduction for an agreed upon amount of environmental remediation costs, and Stratos would have leased the property back from the developer for three years.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.
By:	/s/ Barry Hollingsworth
	Name:	Barry Hollingsworth
	Title:	Chief Financial Officer

Date: October 20, 2006